SCHEDULE 14A INFORMATION
                               ------------------------

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                 (Amendment No.    )

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:
          [ ]   Preliminary Proxy Statement
          [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                  Miltope Group Inc.
          ------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than the
                                     Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  -------------------------------------------------------

               4)  Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------

               5)  Total fee paid:

                  -------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:

                   ---------------------------------------------------
               2)  Form, Schedule or Registration Statement No.:

                   ---------------------------------------------------
               3)  Filing Party:

                   ---------------------------------------------------
               4)  Date Filed:

                   ---------------------------------------------------

                                  MILTOPE GROUP INC.

          -----------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
          -----------------------------------------------------------------

          To the Stockholders of Miltope Group Inc.:

               The Annual Meeting of Stockholders (the "Meeting") of Miltope Group Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama, Tuesday, June 11, 1996 at 10:00 A.M., Local Time, to consider and act upon the following:

               To elect seven directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

               To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

               Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on April 23, 1996 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

               All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                        By Order of the Board of Directors

                                        LEONARD GUBAR
                                        Secretary

          Dated:  May 6, 1996

                                      IMPORTANT
                                      ---------

          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                  MILTOPE GROUP INC.
                              500 Richardson Road South
                              Hope Hull, Alabama  36043

                           -------------------------------

                                   PROXY STATEMENT
                            Annual Meeting of Stockholders
                                    June 11, 1996

                           -------------------------------

                                       GENERAL

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Miltope Group Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company s corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama 36043, on Tuesday, June 11, 1996 at 10:00 A.M., Local Time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

               The principal executive offices of the Company are located at 500 Richardson Road South, Hope Hull, Alabama 36043. The
          approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 6, 1996.

               A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the election as directors of persons who have been nominated by the Board of Directors and (ii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                                  VOTING SECURITIES

               Stockholders of record as of the close of business on April 23, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 5,867,148 shares of the Common Stock, $.01 par value. There was no other class of voting securities outstanding at that date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following table sets forth certain information regarding the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company s Common Stock as of the Record Date:

                                                      AMOUNT AND
                                                       NATURE OF
                                 NAME AND ADDRESS     BENEFICIAL    PERCENT
          TITLE OF CLASS       OF BENEFICIAL OWNER    OWNERSHIP*    OF CLASS
          --------------       -------------------    ----------    --------

          Common Stock        Innova International    3,664,478       62.5%
          ($.01 par value)     Corporation
                              57 Union Place
                              Summit, NJ  07901

          Common Stock        Dimensional Fund       342,500(1)       5.8%
          $.01 par value)     Advisors Inc.
                              Suite 650
                              1299 Ocean Avenue
                              Santa Monica, CA  90401


          ----------------
          *  Unless otherwise noted, all shares are directly owned.

          (1) Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), reported beneficial ownership of 342,500 shares of the Company's Common Stock as of December 31, 1995. Dimensional reported that it had sole dispositive power with respect to 342,500 shares, sole voting power with respect to 212,500 shares and no voting power with respect to 130,000 shares. According to Dimensional, all of the shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

            OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES AND OFFICERS

               The following table sets forth certain information as of the Record Date, April 23, 1996, regarding the ownership of voting securities of the Company by (i) each director and nominee of the Board of Directors of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company, and as to the percentage of outstanding shares held by them on that date:


                                                  Amount and
                             Name of               Nature of       Percent
                            Beneficial             Beneficial      of
          Title of Class       Owner             Ownership (1)     Class
          --------------   -----------------     -------------     ---------
          Common Stock     Jan H. Stenbeck                 0            *
          Common Stock     J. Shelby Bryan            83,837         1.4%
          Common Stock     Alvin E. Nashman           43,947(2)         *
          Common Stock     William L. Dickinson       15,310(3)         *
          Common Stock     Franklin Miller                 0            *
          Common Stock     William Mustard                 0            *
          Common Stock     John Cusick                     0            *
          Common Stock     Robert G. Kaseta           17,000(4)         *
          Common Stock     George K. Webster          11,500(5)         *
          Common Stock     James E. Matthews               0            *
          Common Stock     John Cochran               10,000            *
          Common Stock     Executive officers        179,594(2)(3)   3.1%
                           and directors                    (4)(5)
                           as a group (11 persons)

          ---------------
          *  Represents less than one percent of the class.

          (1) Unless otherwise noted, all shares are directly owned. Includes shares which may be acquired pursuant to options exercisable on April 23, 1996 and within sixty days of April 23, 1996, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          (2) Represents shares of Common Stock which Dr. Nashman may acquire upon exercise of stock options.

          (3) Represents shares of Common Stock which Mr. Dickinson may acquire upon exercise of stock options.

             Notes to Ownership of Common Stock Table continued
             --------------------------------------------------

          (4) Represents 5,300 of Common Stock owned by Mr. Kaseta, 8,500 shares of Common Stock which Mr. Kaseta may acquire upon exercise of stock options and 3,200 shares of Common Stock held by Mr. Kaseta s wife and children. Mr. Kaseta disclaims beneficial ownership of the shares owned by his wife and children.

          (5) Represents 3,000 shares of Common Stock owned by Mr. Webster and 8,500 shares of Common Stock which Mr. Webster may acquire upon exercise of stock options.

                        PROPOSAL NO. 1 - ELECTION OF DIRECTORS

             At the Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. As a result of the resignation of Richard Pandolfi, the Board of Directors currently has a vacancy. Pursuant to the By-Laws of the Company, the Board of Directors has reduced the size of the Board of Directors from eight to seven directors effective as of the election. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees of the Board of Directors named below as directors of the Company. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company s By-Laws.

             The following table sets forth the names of the nominees, their ages and their current positions with the Company:

               NAME                     AGE            TITLE
               ----                     ---            -----

          Alvin E. Nashman              69           Chairman of the
                                                      Board of Directors
          John Cusick                   48           Director
          Jan H. Stenbeck               53           Director
          Shelby Bryan                  50           Director
          William L. Dickinson          70           Director
          William Mustard               43           Director
          Franklin Miller               60           Director

             Dr. Nashman  has served as Chairman  of the  Board of Directors of
             -----------
          the Company since October 1992 and prior to that date as a director of the Company since September 1984. From 1969 through 1991, he served as President of Computer Sciences Corporation's System Group and since 1967 he has been a director of Computer Sciences Corporation, a company which specializes in software and system integration for communications and computer systems. In addition, Dr. Nashman is a private consultant and a director of HALIFAX Corporation.

             Mr. Cusick has served as a director of the Company since August
             ----------
          1995. He has served as President and Chief Executive Officer of Innova International Corporation ("IIC"), which, through its operating subsidiaries, provides network integration products and services and telecommunications consulting services, since July
          1995.   Prior  to  that,  Mr. Cusick  served  for  five years  as
          President and Chief Executive Officer of PrimeStar Partners L.P., a company providing small-dish satellite television services. He was the founder of PrimeStar, a digital television service, in 1990 and a director of that company until June 1995.

             Mr. Stenbeck has served as a director of the Company since
             ------------
          November 1987. He has served as a director of Millicom International Cellular S.A., an international cellular telecommunications concern headquartered in Luxembourg ("MIC"), since December 1990, and as Chairman of the Board of MIC since May 1991. Mr. Stenbeck is the Chairman of, and the controlling stockholder in, Industriforvaltnings AB Kinnevik, a holding company which is the controlling shareholder of several large Swedish and international enterprises with worldwide operations. Mr. Stenbeck has been active in the management of Kinnevik for more than 15 years. See "Certain Relationships and Related Transactions."

             Mr. Bryan has served as a director of the Company since its
             ---------
          formation in 1984. He has served as President, Chief Executive Officer and a director of IntelCom Group Inc., a telecommunications concern, since May 1995. He also has served as the Vice Chairman and a director of MIC since October, 1994. He served as Chairman of the Board and Chief Executive Officer of Millicom Incorporated, a cellular telecommunications business ("Millicom"), from February 1985 until such company's merger with and into a wholly owned subsidiary of MIC, and served as President and Chief Executive Officer and a director of MIC from December 1991 to October 1994. Mr. Bryan has been President of Austin Resources Corporation, an oil and gas exploration company, for a period of more than five years.

             Mr. Dickinson has served as a director of the Company since
             -------------
          February 1993. Mr. Dickinson served as United States Representative to Congress from the 2nd District of Alabama from 1964 to January 1993. Mr. Dickinson was a ranking Republican for eleven years on the House Armed Services Committee, and a senior Republican on the House Subcommittee on Procurement and Military Systems and the House Subcommittee on Military Installations and Facilities prior to his retirement in 1993.

             Mr. Mustard has served as a director of the Company since June
             -----------
          1995. Mr. Mustard has served as President (Acting) and Chief Financial Officer of Great Universal American Industries Inc., which provides satellite television, computer network integration services and related communications services, since 1993, and as Chief Financial Officer of IIC since December 13, 1994. Since June 1991, Mr. Mustard has held various positions in Millicom and MIC-USA Inc., the successor by merger to Millicom and a wholly owned subsidiary of MIC.

             Mr. Miller has served as a director of the Company since June
             ----------
          1995. Mr. Miller has served as Chairman of IIC since December 13, 1994. Mr. Miller combines a background in telecommunications with experience in computerization, software engineering, technology transfer and industrial management. For more than five years, Mr. Miller has served as President and Chief Executive Officer of InnovaConsult, Inc., a concern which provides high level telecommunications consulting services.

             In addition to the directors of the Company, Mr. George K. Webster is President and Chief Executive Officer of the Company and Miltope Corporation, an Alabama corporation ("Miltope"), Mr. James E. Matthews is Vice President, Finance and Chief Financial Officer of the Company and Miltope and Mr. Leonard Gubar is Secretary of the Company and Assistant Secretary of Miltope.

             Mr. Webster (age 54) has served in the capacity of President and
             -----------
          Chief Executive Officer of the Company and Miltope and as a director of Miltope since April 11, 1995. Prior to such date, Mr. Webster served as Vice President, Programs and Operations of Miltope and later assumed additional responsibility for business development and marketing. Prior to joining Miltope in 1992, Mr.
          Webster  served   in  various  executive  capacities   for  Loral
          Fairchild Systems, a manufacturer of military sensors, both in the visible and infrared spectrums, for application on aircraft, combat vehicles and missiles.

             Mr. Matthews (age 39) has servedas Vice President, Finance and
             ------------
          Chief Financial Officer of the Company and Miltope since November 8, 1995. Prior to joining the Company in November 1995, Mr. Matthews served for three years as Controller of CAE Link Corporation, a producer of military flight simulation systems. Prior to that time, Mr. Matthews served for five years in various financial executive capacities in the United States and United Kingdom with Amstrad plc, a producer and distributor of personal computers and consumer electronics.

             Mr. Gubar (age 59) has served as Secretary of the Company since
             ---------
          its formation in 1984 and as Assistant Secretary of Miltope since May 1984. Since August 1992, he has been a member of the law firm of Reid & Priest LLP, which serves as counsel to the Company and its affiliates. From 1969 to August 1992, he was a member of the law firm of Spengler Carlson Gubar Brodsky & Frischling. He is a director of Warner Insurance Services, Inc., a provider of automobile insurance services to the insurance industry, and Career Horizons, Inc., a national provider of temporary personnel to business and government agencies.

                          BOARD OF DIRECTORS AND COMMITTEES

             During the 1995 fiscal year, there were five regular and special meetings of the Board of Directors. Action was taken by the directors by unanimous consent in lieu of meetings on one occasion in 1995. During 1995, Mr. Bryan attended fewer than 75% of the aggregate number of meetings of the Board of Directors and committees of the board on which he serves.

             The  Board of Directors  has designated  from among its members
          an Audit Committee,  which consists  of Dr. Nashman.   The  Audit
          Committee, which reviews the Company's financial and accounting practices and controls, held one meeting during the fiscal year ended December 31, 1995. The Company has a Stock Option Committee of the Board of Directors for the Company's 1995 Plan which consists of Messrs. Nashman, Bryan and Stenbeck. The Company has a Compensation Committee of the Board of Directors which reviews
          the   compensation   of   the   Company s   employees,  including
          establishing performance based bonuses for certain executive officers of the Company and Miltope. The Compensation Committee
          consists  of  Messrs.  Bryan   and  Nashman.    The  Compensation
          Committee held one meeting during the  fiscal year ended December
          31,  1995.   The  Company does  not  have a  standing  nominating
          committee.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             The Company was formed in 1984 as a wholly owned subsidiary of Stonebrook Group Inc., a Delaware corporation ("Stonebrook") which owned approximately 55.6% of the outstanding Common Stock of the Company through December 31, 1994. Miltope was formed in 1975 and was a wholly owned subsidiary of Stonebrook until it became a wholly owned subsidiary of the Company in June 1984. As of January 1, 1995, IIC acquired 62.8% of the outstanding shares of the Common Stock of the Company pursuant to certain share exchange transactions with Stonebrook and Stuvik AB, a Swedish corporation and, at such time, a holder of approximately 7.2% of the outstanding shares of the Company s Common Stock. IIC is a subsidiary of Great Universal American Industries Inc. (formerly, American Satellite Network Inc.), a Delaware corporation and a wholly owned subsidiary of MIC-USA Inc., a Delaware corporation and a wholly owned subsidiary of MIC. Jan H. Stenbeck, a director of the Company, is also a director of IIC and Great Universal American Industries Inc. and Chairman and a director of MIC. Mr. Stenbeck is also Chairman of the Board and, together with family trusts, owner of approximately 99% of the Common Stock of Stonebrook, which owns 17.6% of the Common Stock of IIC. In addition, J. Shelby Bryan, a director of the Company, is Vice Chairman and a director of MIC. John Cusick, a director of the Company, is President and Chief Executive Officer of IIC, Franklin Miller is Chairman of IIC, and William Mustard is President (Acting) and Chief Financial Officer of Great Universal American Industries Inc. and Chief Financial Officer of IIC.

             Since January 1, 1992, the Company has made certain loans to Stonebrook which accrue interest at an annual rate equal to the prime lending rate plus .75% (9.50% at December 31, 1995). The loans to Stonebrook are payable on demand by the Company and, at April 23, 1996, an aggregate principal amount of $500,000 in loans to Stonebrook, plus interest thereon in the amount of approximately $157,000, was outstanding.

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                              Summary Compensation Table
                              --------------------------

               The following table shows all the cash compensation paid or to be paid by the Company or by Miltope, its wholly owned subsidiary, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 1995, 1994 and 1993 to the President and Chief Executive Officer of the Company and the four other executive officers with total compensation in excess of $100,000. There were no restricted stock awards or long term incentive plan payouts to any of the executive officers named in the following table.

                                              Annual Compensation
                                              --------------------

        Name and
        Principal Position      Year        Salary         Bonus
        ------------------      ----        ------         -----

        George K. Webster       1995       $179,362          --
        President and           1994       $132,179          --
        Chief Executive         1993       $122,236       $12,500
        Officer

        Robert G. Kaseta        1995       $115,024          --
        Vice President,         1994       $115,492          --
        Engineering of          1993       $103,674       $10,000
        Miltope

        John E. Cochran         1995      $  67,855         --
        Vice President,
        Business Development
        of Miltope

        David L. Lengel         1995        $198,904          --
        President and Chief     1994        $239,861          --
        Executive Officer of    1993        $243,654      $15,000
        the Company(2)

        Myles L. Tintle         1995        $129,000          --
        Vice President,         1994        $128,000          --
        General Manager of      1993        $114,961      $10,000
        Miltope Business
        Products, Inc.(3)




                                 Long Term
                                 Compensation
                                   Awards
                                ---------------

                                 Number
                                 of
                                 Securities           All
                                 Underlying          Other
                                 Options            Compensation
                                 ----------         ------------


        George K. Webster         60,000                  --
        President and                --              $102,601(1)
        Chief Executive           17,000                  --
        Officer

        Robert G. Kaseta          10,000             $   7,351(1)
        Vice President,              --              $  18,704(1)
        Engineering of            17,000                  --
        Miltope

        John E. Cochran           20,000             $  49,041(1)
        Vice President,
        Business Development
        of Miltope

        David L. Lengel              --                   --
        President and Chief          --                $22,703(1)
        Executive Officer of      10,000                  --
        the Company(2)

        Myles L. Tintle             --                    --
        Vice President,             --                    --
        General Manager of        17,000                  --
        Miltope Business
        Products, Inc.(3)

        ---------------

        (1) Represents relocation expenses paid by the Company to relocate to Montgomery, Alabama.

        (2) Mr. Lengel resigned from the office of President and Chief Executive Officer on April 11, 1995.

        (3) Mr. Tintle resigned from the office of Vice President, General Manager on August 11, 1995. The operations of Miltope Business Products, Inc., a wholly owned subsidiary of the Company, were consolidated with the operations of Miltope as of January 1, 1996.


                   STOCK OPTIONS AND FISCAL YEAR-END OPTION VALUES

          The following table presents the number of outstanding stock options and the aggregate dollar value of unexercised in-the-money stock options held by each of the executive officers included in the Summary Compensation Table at December 31, 1995. No stock options were exercised by such executive officers during the 1995 fiscal year.

                             Number of Securities      Value of Unexercised
                            Underlying Unexercised    In-the-Money  Options at
                          Options at Fiscal Year-End    Fiscal Year-End (1)
                          --------------------------    -------------------

                              Exer-      Unexer-        Exer-        Unexer-
          Name                cisable    cisable        cisable      cisable
          ----                -------    -------        -------      -------

          George K. Webster    8,500     68,500            --         --

          Robert G. Kaseta     8,500     18,500            --         --

          John E. Cochran      0         20,000            --         --

          David L. Lengel      --          --              --         --

          Myles L. Tintle      --          --              --         --

          (1) Value of unexercised in-the-money stock options is calculated by subtracting the aggregate exercise price of such options from the fair market value of the total number of shares underlying the in-the-money stock options on December 29, 1995. The last sale price of the Company s Common Stock on December 29, 1995 on The Nasdaq Stock Market was $2.8125.


                     EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS AND
                         TERMINATION OF EMPLOYMENT ARRANGEMENTS


          John E. Cochran  Miltope entered into an employment agreement,
          ---------------
          dated as of June 26, 1995, with John E. Cochran, Vice President, Business Development of Miltope. The agreement has a term of one year ending June 25, 1996 and provides a salary at an annual rate of $115,000. The agreement may be extended thereafter for one year terms upon the mutual agreement of both parties. Mr. Cochran is also entitled to (i) participate in the Company s executive bonus plan, (ii) a one-time sign-on bonus in the amount of $10,000 and (iii) an option to purchase a total of 20,000 shares of the Company s Common Stock and an additional incentive stock option to purchase a total of 10,000 shares on the one year anniversary of the employee s start date. The Company also agreed to pay Mr. Cochran certain relocation expenses incurred by him in moving to Montgomery, Alabama and to reimburse him for certain temporary living expenses.

             In the event Mr. Cochran's employment is terminated by Miltope for any reason, other than for death or cause, as such term is defined in the agreement, Miltope will pay severance compensation to Mr. Cochran in an amount equal to the greater of six months salary or the balance of the salary during the remainder of the
          employment   term.     Severance   compensation   also   includes
          participation in all employee benefit programs.

             James E. Matthews  The Company entered into an employment
             -----------------
          agreement, dated as of November 8, 1995, with James E. Matthews, Vice President, Finance and Chief Financial Officer of the Company. The agreement has a term of one year ending November 7, 1996 and provides a salary at an annual rate of $120,000. Mr. Matthews is also entitled to (i) participate in the Company s executive bonus plan, (ii) a one-time sign-on bonus in the amount of $15,000 and (iii) an option to purchase a total of 20,000 shares of the Company s Common Stock. The Company also agreed to pay Mr. Matthews certain relocation expenses incurred by him in moving to Montgomery, Alabama and to reimburse him for certain temporary living expenses.

             In the event Mr. Matthews' employment is terminated by the Company for any reason, other than for death or cause, as such term is defined in the agreement, the Company will pay severance compensation to Mr. Matthews in an amount equal to the greater of six months salary or the balance of the salary during the remainder of the employment term. Severance compensation also includes participation in all employee benefit programs.

                              COMPENSATION OF DIRECTORS

             Directors who are not compensated by the Company, or its subsidiaries, IIC or affiliates of IIC, presently receive an annual fee of $8,000 and an additional fee of $1,250 for each meeting of the Board of Directors attended by such director and $1,250 per meeting of a committee of the Board which is held on a day other than a day on which a Board meeting is also held. The Chairman of the Board presently receives an annual fee of $20,000. All directors are reimbursed for out-of-pocket expenses in attending such meetings.

             Messrs. Dickinson and Nashman are each entitled to receive stock options at the commencement of each year of service as a director entitling him to purchase up to $15,000 worth of the Company s Common Stock, measured by the market value of such Common Stock on the date of grant, for an exercise price equal to not less than 85% of the market value of the Common Stock covered by the options on the date of grant. On June 5, 1995, Messrs. Dickinson and Nashman were each granted options to purchase 5,639 shares of the Company s Common Stock at a purchase price of $2.66 per share.

                         COMPLIANCE WITH SECTION 10(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company s directors, executive officers and holders of more than 10% of the Company s Common Stock to file initial reports of ownership and reports of changes in ownership
          with  the  Securities  and  Exchange  Commission.    The  Company
          believes that, during the fiscal year ended December 31, 1995, its executive officers, directors and holders of more than 10% of the Company s Common Stock compiled with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

             The policies of the Compensation Committee regarding executive compensation are to determine compensation levels based upon a combination of corporate performance and individual performance measured against pre-established objectives which are determined each fiscal year by the Committee and approved by the entire
          Board of Directors.   The goal is to achieve  compensation levels
          which reflect both individual performance and incentives based upon common financial targets.

             The salary of the President and Chief Executive Officer is reviewed annually by the Compensation Committee with reference to a review of the compensation levels of chief executive officers of comparable companies in the defense electronics industry and of selected public companies in the geographic region of the Company which the Compensation Committee believes are competitors
          of,  or  similarly situated  to, the  Company.   Based  upon this
          review, the salary of the President and Chief Executive Officer is established. Compensation levels for other executive officers
          of  the  Company are  similarly  established.    Salaries of  the
          Company s executive officers are in the middle of the range of salaries paid by the other companies surveyed.

             Bonuses are separately established at the beginning of each fiscal year with reference to the Company s performance measured against pre-set criteria principally relating to corporate income and growth. In 1995, no bonuses were paid to executive officers.

             Grants of stock options, which generally vest over four years, are based in substantial part on the Committee s judgment as to the long-term incentive effect that a grant would have on the executive officer's and the Company's long-term performance.

             Payments of base salary for the 1995 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

             This report was furnished by Messrs. Nashman and Bryan, all of the members of the Compensation Committee.

                        COMPARISON OF TOTAL STOCKHOLDER RETURN

               The following graph sets forth the Company s total stockholder return over a five-year period, beginning December 31, 1990, and ending December 31, 1995, as compared to the Nasdaq Stock Market Index and the Nasdaq Non-Financial Index. The total stockholder return assumes $100 invested at the beginning of the period in the Company s Common Stock, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Index.

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                MILTOPE GROUP INC., NASDAQ STOCK MARKET INDEX & NASDAQ
                                  NONFINANCIAL INDEX

                       1990     1991     1992     1993     1994     1995
                       ----     ----     ----     ----     ----     ----
          NASDAQ       $100   $160.56  $186.86  $214.51  $209.69  $296.30
           STK MKT

          NASDAQ       $100   $160.98  $176.09  $203.32  $194.86  $267.92
           NON-FIN'L

          MILTOPE      $100    $96.00  $144.00  $132.00  $144.00  $90.00
           GROUP INC.

          NOTE - REFLECTS $100 INVESTED IN 1990 IN COMPANY STOCK AND REFLECTS YEAR-END VALUE FOR EACH RESPECTIVE YEAR

                                       AUDITORS

               Deloitte & Touche LLP were the Company's independent public auditors for the fiscal year ended December 31, 1995. The auditors for the current fiscal year will be appointed by the Board of Directors. It is expected that Deloitte & Touche LLP will be selected by the Board of Directors to serve as the Company s auditors for the current fiscal year. Representatives of Deloitte & Touche LLP intend to be present at the Meeting and available to respond to appropriate questions and, in addition, such representatives will be given an opportunity to make a statement at the Meeting if they so desire. There is a standing audit committee of the Board of Directors.

                                    ANNUAL REPORT

               All stockholders of record as of April 23, 1996 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1995 which contains certified financial statements of the Company for the fiscal years ended December 31, 1994 and 1995.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON APRIL 23, 1996, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CHIEF FINANCIAL OFFICER, MILTOPE GROUP INC., 500 RICHARDSON ROAD SOUTH, HOPE HULL, ALABAMA 36043.


                                STOCKHOLDER PROPOSALS

               Stockholder proposals must be received by January 6, 1997 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                    MISCELLANEOUS

               As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

               All  of  the costs  and  expenses  in  connection  with  the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

               It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                           By order of the Board of Directors


                                           LEONARD GUBAR
                                           Secretary


          May 6, 1996

                        MILTOPE GROUP INC. 1996 ANNUAL MEETING
                                    JUNE 11, 1996
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


               The undersigned stockholder of MILTOPE GROUP INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 6, 1996, and hereby constitutes and appoints Alvin E. Nashman and Leonard Gubar, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama 36043, on Tuesday, June 11, 1996 at 10:00 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

               The undersigned hereby instructs said proxies or their substitutes:

               1.  The election of seven directors nominated by the Board of
                   Directors:
                   FOR all nominees              WITHHOLD AUTHORITY
                   listed below                  to vote for all
                   (except as indicated) ___    nominees listed below ___

               NOMINEES: Alvin  E. Nashman,  William  L. Dickinson,  Jan H.
                         Stenbeck,  J.  Shelby   Bryan,  Franklin   Miller,
                         William Mustard, John Cusick

          (INSTRUCTION:  To withhold authority to  vote for any  individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)

               2. Upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

               The proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the seven named individuals as director.

                                        PLEASE  SIGN,  DATE  AND MAIL  THIS
                                        PROXY  IMMEDIATELY IN  THE ENCLOSED
                                        ENVELOPE.

                                        Date  . . . . . . . . . . . .  1996

                                        . . . . . . . . . . . . . .  (L.S.)

                                        . . . . . . . . . . . . . .  (L.S.)

                                        Please sign your name exactly as it
                                        appears  hereon.   When  signing as
                                        attorney,  executor, administrator,
                                        trustee  or  guardian, please  give
                                        your  full  title  as   it  appears
                                        hereon.    When  signing  as  joint
                                        tenants, all parties  in the  joint
                                        tenancy must sign.  When a proxy is
                                        given by a  corporation, it  should
                                        be signed by an  authorized officer
                                        and the corporate seal affixed.  No
                                        postage is required if  returned in
                                        the enclosed envelope and mailed in
                                        the United States.